Exhibit (c)(9)
CONFIDENTIAL DRAFT Presentation to the Board of Directors Regarding the Proposed Transaction July 17, 2007 Jefferies Broadview A division of Jefferies & Company, Inc.

CONFIDENTIAL DRAFT Disclaimer The following pages contain material provided to the Board of Directors (the Board ) of Vertrue Incorporated ( the Company or Vertrue ) by Jefferies Broadview, a division of Jefferies & Company, Inc. ( Jefferies Broadview) in connection with a proposed transaction involving Vertrue. These materials were prepared on a confidential basis in connection with an oral presentation to the Board and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are solely for use of the Board and may not be used for any other purpose without Jefferies Broadview s written consent. The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies Broadview. Jefferies Broadview has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects, and Jefferies Broadview makes no representation or warranty in respect of the accuracy, completeness or fair presentation of such information. Jefferies Broadview does not provide accounting, tax, legal or regulatory advice. In addition, Jefferies Broadview and the Company mutually agree that, subject to applicable law, the Company (and its employees, representatives and other agents) may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U. S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related thereto, without Jefferies Broadview imposing any limitation of any kind. i

ii CONFIDENTIAL DRAFT 1 5 10 20 Table of Contents Transaction Overview Company Overview Valuation Analysis Appendix

CONFIDENTIAL DRAFT 1 Transaction Overview

CONFIDENTIAL DRAFT Transaction Summary Jefferies Broadview, a division of Jefferies & Company, Inc. ( Jefferies Broadview or JBV ) was engaged by 3 Vertrue Incorporated (the Company or Vertrue ) to act as the Company s financial advisor in connection with a possible sale or other significant transaction or series of transactions including the Company and/or its subsidiaries. In connection with the engagement, Jefferies Broadview is rendering an opinion to the Board of Directors (the Board ) thereof as to the fairness, from a financial point of view, of the consideration to be received in a transaction Pursuant to the Agreement and Plan of Merger (Merger Agreement ), the Company has been offered 3 approximately $ 662 million in cash (the Equity Consideration) from a consortium led by One Equity Partners II, LP ( OEP ) to acquire all of the outstanding equity of the Company, including the shares resulting from the conversion of convertible securities. The Merger Agreement also provides for the extinguishment of all outstanding debt, including through the Company s launch of a cash tender offer for the outstanding Senior Unsecured Notes; the pay — off of any outstanding revolving credit facility; fees and expenses; and outstanding earnout payments resulting in a cash — free, debt — free business (the Transaction) Based on the executed Merger Agreement dated March 22, 2007, amended by an amendment changing the cash 3 consideration to $ 50.00 per share instead of $ 48.50 per share as contemplated by the Merger Agreement (as amended, the Amended Merger Agreement ), the Transaction is structured as a merger for the outstanding equity at $ 50.00 per share, requiring majority approval by shareholders, and a cash tender offer at approximately 110.3% of par value (plus accrued interest) for the Senior Unsecured Notes, subject to commitment of the majority of the bondholders The contemplated announce date for the Transaction is July 17, 2007 3 2

CONFIDENTIAL DRAFT Key Terms of One Equity Partners Revised Offer (1) OFFER SUMMARY OEP All (100%) of the issued and outstanding capital stock and other issued and outstanding securities of Vertrue $ 50.00 per share Reverse triangular merger with Vertrue being the surviving corporation in the merger Contemplates Gary Johnson voting 100% of his shares in favor of the merger No financing contingency Until transaction is approved by shareholders or terminated $ 17.5 million (with a third party guaranty) if terminated by OEP and $ 22.5 million if terminated by Vertrue Transaction requires support by a majority of Vertrue shareholders (1) Based on executed Merger Agreement dated March 22, 2007 amended by an amendment changing the cash consideration to $ 50.00 per share instead of $ 48.50 per share. 3 Acquirer Target/Assets Being Acquired Equity Consideration Structure of Consideration Voting Agreements Financing No — Shop Provision Termination Fee Other Key Terms & Conditions

CONFIDENTIAL DRAFT Median Comparable Premiums Paid Consumer Focused Digital Media & Software & Services Going Private Transactions 20.7% 23.0% 6.3x NA 4 Transaction Overview Implied Transaction Metrics And Relative Multiple Analysis ( $ Thousands, except per share values) Current Market Data Transaction Metrics Marketing Services Transactions $ 49.17 Transaction Price Per Share $ 50.00 $ 49.75 Implied Premium to 40 — Day Prior to Undisturbed Price (1/19/2007) 27.6% 24.4% $ 36.26 Implied Premium to 60 — Day Prior to Undisturbed Price (12/18/2006) 34.3% 27.5% $ 39.20 $ 37.23 $ 49.17 Transaction Price $ 50.00 (1) Fully Diluted Shares Outstanding 13,216 13,238 $ 649,808 Equity Market Value $ 661,918 (2) Plus: Total Debt 148,736 148,736 5,351 Plus: MCM Earnout 5,351 (3) (3) Less: Cash & Cash Equivalents (38,971) (38,971) $ 764,924 Total Enterprise Value $ 777,034 Implied Median Median Current Market Multiples Implied Multiples By: Transaction Comparable Comparable Multiples Companies Transactions Applicable Figure(s) Value (4) Total Enterprise Value / TTM EBITDA $ 88,901 8.6x 8.7x 8.2x (4)(5) TTM P / E $ 35,121 18.5x 18.8x 18.8x (1) Includes 9.7MM shares of common stock outstanding as of 5/4/2007, 2.6MM options at weighted average share price of $ 25.72 as of 1/31/2007, 2.2MM shares from Convertible Notes at conversion rate of approximately 24.77 shares per $ 1,000 principal amount as of 12/31/2006 and 7,802 restricted shares outstanding as of 12/31/2006. (2) Includes 9.25% Senior Unsecured Notes due 2014. (3) Includes $ 62.3MM of Cash & Cash Equivalents and $ 16.6MM of Short — term Investments as of 3/31/2007. Includes adjustment of $ 39.9MM for earn — out payment to MCM. (4) TTM as of 3/31/2007. (5) Reflects add — back of tax affected interest expense from $ 90MM of Convertible Notes due 2010 with interest rate of 5.5% and conversion price of approximately $ 40.37 per share. Assumes effective tax rate of 38% . (6) TTM Net Income of $ 35.1 million implies TTM EPS of $ 2.66 and $ 2.65 at the 7/16/07 closing price of $ 49.17 and the proposed transaction price of $ 50.00, respectively. Closing Price (7/16/2007) 52 — Week High (2/22/2007) 52 — Week Low (1/10/2007) Undisturbed Price (1/19/2007) 20 — Day Prior to Undisturbed Price (12/18/2006) Relevant Price for Market Capitalization (7/16/2007) (1) Fully Diluted Shares Outstanding Equity Market Value (2) Plus: Total Debt Plus: MCM Earnout Less: Cash & Cash Equivalents Total Enterprise Value Multiple (4) Total Enterprise Value / TTM EBITDA (4)(5)(6) TTM P / E

CONFIDENTIAL DRAFT 5 Company Overview

CONFIDENTIAL DRAFT Vertrue Historical and Projected Financial Income Statement (1) Consolidated Income Statement: FY2005A — FY2010P ( $ Thousands) Fiscal Year Ending June 30, Accrual Basis 2005A 2006A 2007E 2008P 2009P 2010P Revenues $ 579,839 $ 658,855 $ 759,905 $ 836,011 $ 921,696 $ 1,031,998 Expenses: Marketing $ 286,437 $ 313,219 $ 373,629 $ 408,106 $ 446,013 $ 492,739 Operating 114,418 151,620 171,875 180,506 203,155 231,923 General & administrative 108,231 120,315 132,124 140,856 151,840 163,364 Charge for arbitration award 5,458 — - — - — Amortization of intangible assets 8,201 8,360 7,947 4,617 3,133 3,103 Total Expenses $ 522,745 $ 593,514 $ 685,575 $ 734,084 $ 804,141 $ 891,129 Operating income $ 57,094 $ 65,340 $ 74,330 $ 101,927 $ 117,555 $ 140,869 Interest & other expense, net (18,153) (16,782) (13,301) (10,469) (6,685) (1,566) Income Before Taxes $ 38,941 $ 48,558 $ 61,029 $ 91,458 $ 110,870 $ 139,303 Provision for income taxes 13,392 15,857 25,176 34,754 42,131 52,935 Net Income $ 25,549 $ 32,701 $ 35,853 $ 56,704 $ 68,739 $ 86,368 EBITDA $ 78,671 $ 89,787 $ 98,513 $ 121,715 $ 135,860 $ 159,144 6 (1) Source: Vertrue Management and Public Filings.

CONFIDENTIAL DRAFT 450 400 350 300 Volume 250 in Thousands 200 150 100 50 0 7/16/07 7 Vertrue One Year Stock Performance Historical Daily Share Price and Volume Performance from July 17, 2006 to July 16, 2007 3/22/07 7/12/07 Announces Going Private Adjourns 8/1/06 Transaction Special Announces 4/19/07 Meeting of FY06 Earnings; Offer Price of Go — Shop Stockholders Issues FY07 $ 50.00 Period Ends Guidance 1/24/07 Announces Q2 FY07 Earnings; NY Post 5/8/07 Publishes Announces Buyout Rumor Q2 FY07 10/31/06 Announces Q1 FY07 Earnings 8/21/06 9/26/06 10/31/06 12/6/06 1/16/07 Earnings 2/21/07 3/28/07 5/3/07 6/8/07 $55.00 $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 7/17/06 Price Share

CONFIDENTIAL DRAFT 4,000 3,500 3,000 Volume 2,500 in Thousands 2,000 1,500 1,000 500 0 7/16/07 8 Vertrue Five Year Stock Performance Historical Weekly Share Price and Volume Performance from July 26, 2002 to July 16, 2007 9/25/03 10/24/03 8/1/06 Announces Announces Announces 3/22/07 Pricing of Acquisition of FY06 1/24/06 7/30/02 Announces Announces Q2 FY06 FY02 Earnings Earnings; Announces Going Convertible Bargain Network, Earnings 1/24/07 Announces Q2 4/27/05 FY07 Earnings; Issues FY07 Private Offer Price of Notes Inc. Guidance Announces Q3 NY Post 3/4/04 FY05 Earnings Publishes Transaction $ 50.00 7/29/03 Announces FY03 Earnings Announces Buyout Rumor Acquisition of 10/26/04 Lavalife, 4/8/04 Announces Pricing of Senior Notes 1/30/03 Inc. Announces Q1 FY05 Earnings 1/17/03 7/11/03 1/2/04 Announces Q2 FY03 Earnings 6/25/04 12/17/04 6/10/05 12/2/05 5/26/06 11/17/06 $60.00 $50.00 $40.00 $30.00 $20.00 $10.00 $0.00 7/26/02 Price Share

CONFIDENTIAL DRAFT Offer Price ( $ 50.00) 100.0% 100.0% 90.0% 80.0% 70.0% 60.0% 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% $ 49.96 587.8 9 (1) 7/16/07 Price ( $ 49.17) 96.9% 42.4% 54.5% 10.3% 3.1% $ 45.00 - $ 47.00 — $ 49.00 — $ 47.00 $ 49.00 8,008.2 Cumulative Percent of Shares Traded Company TTM Trading Volume Analysis Percentage of Shares Traded 44.3% 31.1% 11.8% 10.1% 13.1% 22.8% 8.3% 0.9% 12.7% $ 36.17 — $ 37.00 — $ 39.00 — $ 41.00 — $ 43.00 — $ 37.00 $ 39.00 $ 41.00 $ 43.00 $ 45.00 170.4 2,233.9 1,914.5 1,568.3 2,483.1 1,938.6 Percent of Shares Traded in Range (1) Source: CapitalIQ. TTM refers to the Trailing Twelve Months as of 7/16/2007. Price and volume based on daily close price. 45.0% 40.0% 35.0% 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% Shares Traded (000s) Weighted Avg. Price/Share: $ 44.78 Total Shares Traded: 18.9 million Average Daily Volume: 75,019 shares

CONFIDENTIAL DRAFT 10 Valuation Analysis

CONFIDENTIAL DRAFT Vertrue Valuation Analysis Jefferies Broadview’s approach to valuing the Company utilizes several complementary methodologies, including: , a method of valuing an entity relative to the present value of future cash flows Discounted Cash Flow Analysis subject to the Company s weighted average cost of capital WACC A sensitivity table displays implied per share value based on terminal growth rate and discount rate 3 , a method of valuing an entity relative to publicly — traded companies with Public Company Comparables Analysis similar products or services, similar operating or financial characteristics, or servicing similar customers or markets Jefferies Broadview reviewed four public company comparables offering offline and online consumer subscription services 3 (1) with Trailing Twelve Months ( TTM ) Revenue of less than $ 1.5 billion , a method of valuing an entity relative to recent merger and acquisition Transaction Comparables Analysis ( M&A ) transactions involving companies having similar products or services and servicing similar customers or markets Jefferies Broadview focused on what it believes to be the primary comparable transaction, Apollo’s acquisition of Cendant s 3 Marketing Services Division , a method of valuing an entity by analyzing the premiums paid in selected public M&A Premiums Paid Analysis transactions Jefferies Broadview reviewed two sets of premiums with North American Sellers since January 1, 2005 3 Set 1: Consumer Focused Digital Media And Marketing Services Transactions With Equity Consideration Between $ 100 3 Million And $ 2 Billion At Announcement Set 2: Software And Services Going Private Transactions With Equity Consideration Between $ 250 Million And $ 2 Billion At 3 Announcement Jefferies Broadview did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies Broadview’s analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein (1) As of 3/31/2007. 11 33

CONFIDENTIAL DRAFT Valuation Summary Implied Vertrue Equity Price Per Share Relevant Multiples / Vertrue Metrics (1) (2) 15% to 17% Discount rate with 3.0% $ 55.56 $ 46.93 terminal growth rate $ 33.57 6.3 x TTM EBITDA of $ 88.9 million Transaction Equity Price Per Share: $ 50.00 $ 51.58 7.0 x — 9.0 x TTM EBITDA of $ 88.9 million $ 39.13 (4) 18.0 x — 20.0 x TTM EPS $ 47.96 $ 52.78 25th — 75th Percentile Applied to 40 Day $ 57.36 $ 43.39 (Vertrue Undisturbed Stock Price) of $ 39.20 25th — 75th Percentile Applied to 40 Day $ 44.06 $ 50.83 (Vertrue Undisturbed Stock Price) of $ 39.20 $ 25.00 $ 30.00 $ 35.00 $ 40.00 $ 45.00 $ 50.00 $ 55.00 $ 60.00 $ 573.0 $ 777.0 $ 850.0 $ 922.9 $ 513.9 $ 632.8 $ 704.1 (1) Implied Equity Price determined by Implied Enterprise Value based on EBITDA Multiples, subject to Net Debt adjustment. Implied Equity Price Per Share determined by dividing the Implied Equity Market Capitalization by fully diluted shares outstanding at that price. TTM as of 3/31/2007. (2) Net Debt adjustment of $ 115.1MM, which includes $ 148.7MM of Senior Secured Notes due 2014, MCM earnout payment of $ 5.4MM still outstanding as of 6/30/2007 and $ 39.0MM of cash and cash equivalents. The Company also has $ 90.0MM of Convertible Notes due 2010 with interest rate of 5.5% and conversion price of approximately $ 40.37 per share. (3) $ 3.1 million of tax — affected interest expense added back to Net Income due to conversion of 5.5% Convertible Notes. 12 (4) Based on TTM Net Income of $ 35.1 million, TTM EPS is equivalent to $ 2.66 and $ 2.64 at share prices of $ 47.96 and $ 52.78, respectively. Methodology Discounted Cash Flow Valuation Based on Future Expected Free Cash Flow Comparable Transaction Analysis (1) (2) Based on TTM EBITDA Multiple Comparable Public Company Analysis (1) (2) Based on TTM EBITDA Multiple (3) Based on TTM P/E Multiple Premiums Analysis Premium to Share Price 40 Trading Days Prior to Announcement (Consumer Focused Digital Media and Marketing Services Transactions) Premium to Share Price 40 Trading Days Prior to Announcement (Software and Services Going Private Transactions) Enterprise Value ( $ MM) $ 458.5

CONFIDENTIAL DRAFT 16.0% 3.0% $ 972,204 462,879 318,973 $ 781,852 59.2% 781,852 (106,688) $ 675,164 13,262 $ 50.91 13 Present Value Per Share Discount Rate Terminal Growth Rate Terminal Value of Company at 6/30/12 Present Value of Terminal Value Sum of Present Value of Free Cash Flows Implied Entity Value Terminal Value as % of Entity Value Implied Entity Value (3) Balance Sheet Adjustment Implied Equity Value Fully Diluted Shares Outstanding Implied Present Value Per Share Discounted Cash Flow Analysis ( $ Thousands, except per share values) Fiscal Year Ending June 30, 2008P 2009P 2010P 2011P 2012P $ 836,011 $ 921,696 $ 1,031,998 $ 1,135,197 $ 1,226,013 121,715 135,860 159,144 178,794 196,162 (19,789) (18,305) (18,275) (18,275) (18,275) 101,927 117,555 140,869 160,519 177,887 (38,732) (44,671) (53,530) (60,997) (67,597) $ 63,194 $ 72,884 $ 87,339 $ 99,522 $ 110,290 (11,213) (11,213) (11,213) (11,213) (11,213) 19,789 18,305 18,275 18,275 18,275 (7,969) (1,686) 2,566 6,458 5,353 $ 63,801 $ 78,290 $ 96,966 $ 113,041 $ 122,705 $ 59,238 $ 62,665 $ 66,908 $ 67,241 $ 62,922 0.50 1.50 2.50 3.50 4.50 Net Present Value Sensitivity Discount Rate 5090.8% 15.0% 15.5% 16.0% 16.5% 17.0% $ 53.96 $ 51.68 $ 49.58 $ 47.64 $ 45.83 2.5% $ 55.56 $ 53.14 $ 50.91 $ 48.85 $ 46.93 3.0% 3.5% $ 57.30 $ 54.71 $ 52.34 $ 50.15 $ 48.12 (1) Source: Vertrue Management. (2) Assumes transaction close of 6/30/2007. (3) Balance sheet as of 6/30/2007, per management budget. (1) (2) Selected Income Statement Items Revenue EBITDA Less: Depreciation & Amortization Earnings Before Interest & Tax (EBIT) Cash Tax Expense Earnings Before Interest, After Tax (EBIAT) (1) Calculation of Free Cash Flow Capital Expenditure Depreciation and Amortization (Increase) / Decrease in Net Working Capital Estimated Free Cash Flow Present Value of Free Cash Flows Discount Period Rate Growth Terminal

CONFIDENTIAL DRAFT

Comparable Transaction Analysis

($ Millions)

- There are very few companies with business models that are comparable to Vertrue
- The closest transaction from a business model and product portfolio perspective is Apollo's acquisition of Cendant's Marketing Services Division (currently Affinion Group)
- Other direct marketing and internet related transactions involve targets that are very different from Vertrue in terms of business model, scale and breadth of offerings

Announce Date	Buyer	Seller	Adjusted Price	Seller TTM Revenue	Seller TTM EBITDA	Adjusted Price / TTM EBITDA
7/26/2005	Apollo Management L.P. (Affinity Acquisition Holdings LLC)	Cendant Corp (Marketing Services Division)	$1,825.0	$1,474.0	$291.8	6.25 x

- **Cendant's Marketing Services Division (Currently Affinion Group)** – Provides affinity marketing services globally. It operates in four segments: Membership Operations, Insurance and Package Operations, International Operations, and Loyalty Operations. Affinion Group markets its programs and services through various affinity partnerships with both financial and non-financial institutions. The Company also directly markets its programs to consumers using various media, including direct mail, online marketing, in-branch marketing, telemarketing and other marketing methods

Jefferies BROADVIEW

14

CONFIDENTIAL DRAFT Comparable Company Analysis ( $ Thousands) Operating and Valuation Metrics Projected Projected Projected Projected TTM 12/31/07 Projected 12/31/2007 12/31/2008 TTM 12/31/07 Projected TTM Revenue TTM EBITDA TTM Net EBITDA 12/31/07 Net Revenue Revenue Net Cash Equity Market TMC/EBITDA TTM P/E (2) TMC/EBITDA 12/31/07 P/E Revenue (2) Growth (2) Margin (2) Margin (2) Margin Margin Growth Growth (Cash — Debt) Capitalization (2) (3) (4) (3) (4) (4) $ 238,300 (14.9%) 4.1% 1.4% 0.4% (1.2%) (6.6%) 8.2% $ 4,382 $ 103,109 10.2 x NM NM NM 446,148 3.2% 20.8% 12.0% NA NA NA NA 2,827 949,461 10.2 x 18.8 x NA NA 223,930 3.2% 11.9% 4.1% 11.3% 3.9% 13.9% NA 5,835 172,681 6.3 x 18.5 x 5.8 x 16.7 x 1,077,854 43.0% 23.3% 5.1% 23.4% 4.6% 16.3% 16.7% 387,983 1,413,653 4.1 x 25.8 x 3.5 x 24.8 x $ 496,558 8.6% 15.0% 5.6% 11.7% 2.5% 7.8% 12.4% $ 100,257 $ 625,028 7.7 x 21.0 x 4.6 x 20.8 x 1,077,854 43.0% 23.3% 12.0% 23.4% 4.6% 16.3% 16.7% 387,983 1,413,653 10.2 x 25.8 x 5.8 x 24.8 x 342,224 3.2% 16.4% 4.6% 11.3% 3.9% 13.9% 12.4% 5,109 486,237 8.2 x 18.8 x 4.6 x 20.8 x 223,930 (14.9%) 4.1% 1.4% 0.4% (1.2%) (6.6%) 8.2% 2,827 103,109 4.1 x 18.5 x 3.5 x 16.7 x $ 727,666 13.7% 12.2% 4.8% 14.2% 6.4% 15.4% 8.5% ( $ 115,116) $ 661,918 8.7 x 18.8 x 6.8 x 12.9 x (1) Valuation information calculated using the closing price on 7/16/2007. Projected financials from selected analyst reports. (2) TTM refers to the Trailing Twelve Months ending 3/31/2007. (3) Total Market Capitalization (TMC) is defined as Equity Market Capitalization (EMC) plus total debt and preferred stock less cash and cash equivalents. (4) Not Meaningful (NM) if applicable margin is less than 2.0% . (5) Pro forma for acquisition of Chartered Marketing Services, Inc. closed on 7/5/2006. (6) VTRU Revenue and EBITDA figures for 12/31/2007 based on Management budget and actual FY 2007 Q3 results; Multiples and EMC reflect offer price of $ 50.00. 15 (7) Equity Market Capitalization for VTRU is defined as the current offer price of $ 50.00 x (diluted shares outstanding plus additional shares upon conversion of convertible notes) . Company (1) Rewards Network Inc. [IRN] Pre — Paid Legal Services, Inc. [PPD] Intersections Inc. [INTX] (5) Netflix, Inc. [NFLX] Mean High Median Low VERTRUE (6) (7)

CONFIDENTIAL DRAFT Operating and Valuation Metrics of Comparable Companies (1) (1) TTM EBITDA Margin 25% 20% NFLX 23.3% 15% PPD 20.8% VTRU 12.2% 10% INTX 11.9% 5% IRN 4.1% 0% INTX VTRU PPD IRN NFLX IRN PPD INTX VTRU (1) (1) TTM P/E 30.0x 25.0x NFLX 25.8x 20.0x VTRU 18.8x 15.0x PPD 18.8x 10.0x INTX 18.5x 5.0x IRN NM NM 0.0x INTX IRN NFLX VTRU PPD IRN INTX VTRU NFLX (1) TTM refers to the Trailing Twelve Months ending 3/31/2007. 16 (2) Assumes offer price of $ 50.00 per share.
TTM Revenue Growth Rate 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% (10.0%) (20.0%) NFLX TEV / TTM EBITDA 12.0x 10.0x 8.0x 6.0x 4.0x 2.0x 0.0x PPD Operating Metrics NFLX 43.0% VTRU 13.7% INTX 3.2% PPD 3.2% IRN (14.9%) Valuation Metrics PPD 10.2x IRN 10.2x VTRU 8.7x INTX 6.3x NFLX 4.1x

CONFIDENTIAL DRAFT 17 Public Company Comparables Descriptions Company Description Intersections Inc. Intersections is a provider of branded and fully customized identity management solutions. By integrating its technology solutions with its comprehensive services, Intersections safeguards more than 5 million customers, who are primarily received through marketing partnerships and consumer — direct marketing of the Companys Identity Guard brand. Intersections also provides consumer — oriented insurance and membership products through marketing partnerships with the major mortgage services in the United States as well as other financial institutions through its subsidiary, Chartered Marketing Services, Inc. Additionally, through majority — owned Screening International LLC, Intersections provides pre — employment background screening services domestically and internationally. Netflix, Inc. Netflix is the largest online movie rental subscription service providing more than 6.3 million subscribers access to a library of more than 70,000 movie, television and other filmed entertainment titles on DVD. Netflix offers a variety of subscription plans, none of which are subject to due dates, late fees or shipping fees. Subscribers select titles at Netflix’s Web site aided by a proprietary recommendation service, receive them on DVD by U. S. mail and return them at their convenience using Netflix’s prepaid mailers. After a DVD has been returned, Netflix mails the next available DVD in a subscriber s queue. Netflix also offer certain titles through its new instant — viewing feature. Pre — Paid Legal Pre — Paid Legal Services is a provider of membership — based legal expense plans, which support a variety of legal services in a manner Services, Inc. similar to medical plans. Standard plan benefits include preventive legal services, motor vehicle legal defense services, trial defense services, IRS audit services and other legal services. For an additional fee, Pre — Paid Legal Services provides members with 24 — hour access to a toll — free number for attorney assistance if the member is arrested or detained. Pre — Paid Legal Services also offers an Identity Theft Shield program which includes a credit report and score with a related instructional guide, credit report monitoring with daily online and monthly offline notification of any changes in credit information and comprehensive identity theft restoration services. Rewards Network Inc. Rewards Network is a provider of marketing and loyalty programs to the restaurant industry. Rewards Network helps thousands of restaurants by providing marketing services, loyalty programs, business intelligence, and access to capital. Rewards Network partners with leading airline frequent flyer programs, club memberships, and other affinity organizations to provide millions of members with incentives to do business with participating merchants. Additionally, Rewards Network provides members with incentives in a variety of benefit currencies, including airline miles, a variety of loyalty and reward program points, and Cashback RewardsSM savings.

CONFIDENTIAL DRAFT Public Premiums Summary North American Sellers Consumer Focused Digital Media and Marketing Services Transactions With Equity Consideration Between $ 100 Million and $ 2 Billion At Announcement Since January 1, 2005 Forty Days Sixty Days 34.7% 34.5% 139.0% 135.3% 46.3% 37.5% 24.4% 27.5% 10.7% 11.7% 2.5% (0.2%) Forty Day Prior Sixty Day Prior 10 8 Transactions Transactions 8 8 6 6 6 of of Number Number 4 4 3 3 2 2 2 2 1 1 0 0 >25% <5% 5% — 15% 15% — 25% >25% <5% 5% — 15% 15% — 25% >25% Premium Paid To Seller’s Share Price Premium Paid To Seller’s Share Price Prior To Announcement Prior To Announcement 18 One Day 11.0% 23.5% 16.5% 11.9% 4.4% (5.2%) One Day Prior 5 4 0 5% — 15% 15% — 25% Premium Paid To Seller’s Share Price Prior To Announcement Mean High 75th Percentile Median 25th Percentile Low 6 Transactions 4 4 of Number 2 0 <5%

CONFIDENTIAL DRAFT Public Premiums Summary North American Sellers Software and Services Going Private Transactions With Equity Consideration Between $ 250 Million and $ 2 Billion At Announcement Since January 1, 2005 Forty Days Sixty Days 25.6% 23.1% 68.0% 51.2% 29.7% 36.9% 20.7% 23.0% 12.4% 10.9% 0.6% (7.2%) Forty Day Prior Sixty Day Prior 8 8 5 Transactions Transactions 7 6 6 6 of of Number Number 4 4 4 4 4 2 2 2 2 1 0 0 >25% <5% 5% — 15% 15% — 25% >25% <5% 5% — 15% 15% — 25% >25% Premium Paid To Seller’s Share Price Premium Paid To Seller’s Share Price Prior To Announcement Prior To Announcement 19 One Day 17.2% 44.4% 25.3% 17.8% 11.3% (3.2%) One Day Prior 4 3 3 5% — 15% 15% — 25% Premium Paid To Seller’s Share Price Prior To Announcement Mean High 75th Percentile Median 25th Percentile Low 6 Transactions 4 of Number 2 0 <5%

CONFIDENTIAL DRAFT 20 Appendix

CONFIDENTIAL DRAFT Valuation Analysis Discount Rate ( $ Thousands) Equity Market Public Company Comparables Levered Beta (1) Capitalization (2) Total Debt Equity/Total Capitlization Debt/Total Capitalization Corporate Tax Rate (3) Unlevered Beta (4) Netflix, Inc. [NFLX] 1.400 $ 1,413,653 $ 0 100.0% 0.0% 38.0% 1.400 Pre — Paid Legal Services Inc. [PPD] 1.230 949,461 88,333 91.5% 8.5% 38.0% 1.163 Intersections Inc. [INTX] 0.710 172,681 16,375 91.3% 8.7% 38.0% 0.671 Median of Comparables 1.230 91.5% 8.5% 1.163 Calculation of Vertrue Levered Beta Based on Median Beta of Comparables Equity Market Vertrue Unlevered Beta (4) Capitalization Total Debt Equity/Total Capitlization Debt/Total Capitalization Corporate Tax Rate Levered Beta Vertrue 1.163 $ 649,808 $ 148,736 81.4% 18.6% 38.0% 1.328 Calculation of Vertrue Cost of Equity Market Risk Premium (5): 7.1% Risk Free Rate (6): 5.0% Size Premium (5): 2.3% CAPM: (Risk Free Rate + (Levered Beta * Market Risk Premium) + Size Premium) Cost of Equity Based on Beta of Comparables (7) 16.8% Weighted Average Cost of Capital (WACC) Equity Value: $ 649,808 Total Debt: 148,736 Tax Rate: 38.0% WACC: [Debt/(Debt + Equity)*Cost of Debt*(1 — Tax Rate)]+[(Equity/(Debt+Equity)*Cost of Equity] WACC Based on Beta of Comparables (7) (8) 14.7% WACC Based on Beta of Comparables And Median Debt/Equity Ratio (7) (8) 15.9% (1) Levered betas derived from Bloomberg using weekly periods from April 2004 to July 2007. Initial Public Offering (IPO) of Intersections, Inc. was on April 30, 2004. Netflix, Inc. and Pre — Paid Legal Services Inc. IPOs were May 29, 2002 and March 17, 1992 respectively. (2) Equity market capitalization as of 7/16/2007. (3) Normalized corporate tax rate of 38% includes federal, state and foreign tax rates, excluding all net operating loss carryforwards and tax credits. (4) Unlevered Beta = Levered Beta * (Equity Market Capitalization/ (Debt * (1 Corporate Tax Rate) + Equity Market Capitalization) . (5) Source: Ibbotson Associates, Inc. (6) 10 Year U. S. Treasury Bond Rate as of 7/16/2007. (7) Calculated using the levered beta derived from the median unlevered beta of the public company comparables (excluding Rewards Network Inc. ) and Vertrues capital structure. 21 (8) Assumes 9.25% pre — tax cost of debt based on the Senior Unsecured Notes due 2014.

CONFIDENTIAL DRAFT Public Premiums Summary North American Sellers Consumer Focused Digital Media and Marketing Services Transactions with Equity Consideration Between $ 100 Million and $ 2 Billion At Announcement Since January 1, 2005 Premium Paid Before Announce: Equity Consideration at Seller Description Announce One Day Forty Days Sixty Days Intermix Media Inc Provider of content and innovative e — commerce offerings to an active community $ 629.2 11.9% 139.0% 135.3% JAMDAT Mobile Inc. Publisher of wireless entertainment applications, including games, ring tones, images, and $ 708.0 18.6% 52.4% 11.7% other entertainment content Provide Commerce, Inc. Provider of an e — commerce marketplace of websites for perishable goods $ 477.9 11.6% 48.8% 30.2% 24/7 Real Media Inc. Provider of digital marketing services including online advertisement serving, analytics, $ 649.0 4.4% 46.3% 17.5% and behavioral targeting Digitas, Inc. Provider of marketing services and strategy to design, build and run marketing campaigns $ 1,289.6 23.5% 27.4% 40.9% Shopping. com Ltd Provider of online comparison shopping destination $ 670.5 20.4% 25.1% 32.6% The Sportsman’s Guide, Inc. Provider of catalog and online marketer for outdoor and sports gear $ 264.6 14.8% 24.4% 26.0% Fastclick, Inc. Provider of online direct response marketing services, which include optimization ad — $ 206.0 14.2% 16.6% 27.5% delivery technology and services IntelliSync Corp. Provider of wireless messaging and mobile software $ 389.5 (5.2%) 11.9% 41.1% DoubleClick, Inc. Provider of marketing software tools for advertisers, direct marketers and web publishers $ 1,101.6 (0.8%) 10.7% 5.5% Register. Com, Inc. Provider of global domain name registration and internet services $ 196.5 2.1% 9.2% 37.5% Ask Jeeves Inc. Provider of information retrieval products through a diverse portfolio of web sites, portals $ 1,787.7 16.5% 4.5% 7.9% and downloadable applications Provider of online and offline media — based properties that seek to enrich the lives of $ 660.0 6.5% 2.5% (0.2%) women, teenage girls and parents Mean 11.0% 34.7% 34.5% High 23.5% 139.0% 135.3% 75th Percentile 16.5% 46.3% 37.5% Median 11.9% 24.4% 27.5% 25th Percentile 4.4% 10.7% 11.7% Low (5.2%) 2.5% (0.2%) 22 Announce Date Buyer 7/18/2005 News Corporation 12/8/2005 Electronic Arts Inc. 12/5/2005 Liberty Media Corporation 5/17/2007 WPP Group LLC 12/20/2006 Publicis Groupe S. A. 6/1/2005 eBay Inc. 5/5/2006 PPR S. A. (Redcats USA Inc) 8/11/2005 ValueClick, Inc. 11/16/2005 Nokia Corporation 4/25/2005 Click Holding Corp (Hellman & Friedman and JMI Equity) 8/9/2005 Vector Capital 3/21/2005 IAC/InterActiveCorp 3/6/2006 General Electric Company (NBC iVillage Inc. Universal, Inc. )

CONFIDENTIAL DRAFT Public Premiums Summary North American Sellers Software and Services Going Private Transactions With Equity Consideration Between $ 250 Million and $ 2 Billion At Announcement Since January 1, 2005 Equity Premium Paid Before Announce: Consideration at Seller Description Announce One Day Forty Days Sixty Days SITEL Corporation Provider of business process consulting, outsourcing and technology for the $ 305.4 15.1% 68.0% 41.1% design and operation of multichannel contact center solutions Kronos, Inc. Provider of workforce management software and solutions $ 1,829.8 17.9% 63.5% 51.2% Provider of spatial information management (SIM) software $ 1,325.1 17.8% 45.5% 34.6% MAPICS, Inc. Provider of collaborative business application software including ERP, CRM and $ 376.5 9.7% 31.2% 34.2% SCM solutions Open Solutions Inc. Provider of software and services for data processing and information $ 1,029.9 25.5% 28.2% 40.6% management SS&C Technologies, Inc. Provider of investment and financial management software $ 941.0 12.9% 25.9% 39.3% Serena Software, Inc. Provider of change management products for enterprise systems management $ 842.5 1.5% 23.3% 33.3% Geac Computer Corp Ltd Provider of mission critical enterprise applications for computer systems $ 999.0 26.6% 20.7% 10.3% Keane, Inc. Provider of application and business process services, including application $ 854.3 19.2% 18.7% 23.0% development and integration services NCO Group, Inc. Provider of business process outsourcing services, primarily focused on accounts $ 922.1 44.4% 17.4% 20.0% receivable management and customer relationship management SSA Global Technologies, Inc. Provider of extended ERP solutions for manufacturing, distribution, retail, $ 1,583.4 25.1% 14.1% 11.4% services and public organizations Provider of marketing software tools for advertisers, direct marketers and web $ 1,101.6 (0.8%) 10.7% 5.5% publishers TNS, Inc. Provider of call signaling, database access services and voice network services $ 531.0 32.6% 9.1% 12.8% NetIQ Corporation Provider of integrated systems and security management solutions $ 496.1 13.8% 7.3% (7.2%) SOURCECORP, Incorporated Provider of business process outsourcing solutions in document and information $ 407.6 (3.2%) 0.6% (4.4%) management Mean 17.2% 25.6% 23.1% High 44.4% 68.0% 51.2% 75th Percentile 25.3% 29.7% 36.9% Median 17.8% 20.7% 23.0% 25th Percentile 11.3% 12.4% 10.9% Low (3.2%) 0.6% (7.2%) 23 Announce Date Buyer 10/13/2006 ClientLogic Corporation (Onex Corporation) 3/23/2007 Hellman & Friedman, LLC and JMI Equity 8/31/2006 Investor Group (Led By Hellman & Friedman LLC, Intergraph Corporation Texas Pacific Group, JMI Equity) 1/27/2005 Infor Global Solutions (Golden Gate Capital) 10/16/2006 Investor Group (The Carlyle Group And Providence Equity Partners) 7/28/2005 The Carlyle Group 11/11/2005 Silver Lake Partners 11/7/2005 Golden Gate Capital 2/7/2007 Caritor, Inc. (Citigroup Venture Capital Int’l. ) 5/16/2006 MBO (One Equity Partners) 5/15/2006 Infor Global Solutions (Golden Gate Capital) 4/25/2005 Click Holding Corp (Hellman & Friedman and JMI DoubleClick Inc. Equity) 3/13/2006 Investor Group (Management) 4/27/2006 AttachmateWRQ (Francisco Partners, Golden Gate Capital and Thoma Cressey) 3/8/2006 Apollo Management, L. P.